UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 4, 2008

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On January 4, 2008, MathStar, Inc. (the “Company”) received notice from The NASDAQ Stock Market stating that for 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market under Marketplace Rule 4310(c)(4).  This notification has no effect on the listing of the Company’s common stock at this time.

                In accordance with Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days to regain compliance.  If at any time before July 2, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, The NASDAQ Stock Market will notify the Company that it has achieved compliance with the minimum bid price rule.

                If the Company does not regain compliance with the minimum bid price rule by July 2, 2008, The NASDAQ Stock Market will determine whether the Company meets the initial listing criteria for The NASDAQ Capital Market other than the bid price requirement.  If the Company meets such criteria, it will be afforded an additional 180 calendar days in order to regain compliance with the minimum bid price rule.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The exhibit listed below is filed herewith:

99.1         Press Release dated January 7, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: January 7, 2008.

	By	/s/ James W. Cruckshank
Vice President of Administartion
and Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)